SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2019
VARIAN MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware	1-7598	94-2359345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Hansen Way, Palo Alto, CA 94304-1030
(Address of principal executive offices, including zip code)
(650) 493-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Varian Medical Systems, Inc. (the “Company”) was held on February 14, 2019 (the “Stockholders’ Meeting”). The Company’s stockholders voted on the following three proposals at the Stockholders’ Meeting and cast their votes as set forth in the following tables. Each of these proposals is described in detail in the Company’s Proxy Statement.

Proposal One:

Elect the following individuals as directors for one-year terms ending with the 2020 Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-Votes
Anat Ashkenazi	72,524,028	167,930	94,110	7,469,761
Jeffrey R. Balser	72,273,997	418,488	93,583	7,469,761
Judy Bruner	72,195,273	504,377	86,418	7,469,761
Jean-Luc Butel	72,330,693	364,726	90,649	7,469,761
Regina E. Dugan	71,982,526	717,338	86,204	7,469,761
R. Andrew Eckert	71,443,901	1,260,951	81,216	7,469,761
Timothy E. Guertin	72,188,825	516,305	80,938	7,469,761
David J. Illingworth	71,849,470	847,954	88,644	7,469,761
Dow R. Wilson	72,331,506	371,129	83,433	7,469,761

Proposal Two:

Approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
68,056,711	4,563,376	165,981	7,469,761

Proposal Three:

Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

For	Against	Abstain	Broker Non-Votes (1)
77,376,298	2,750,766	128,765	—

(1) Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: February 19, 2019